September 2018

Preliminary Terms No. 965

Registration Statement Nos. 333-221595; 333-221595-01

Dated September 4, 2018

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due June 10, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing level of each of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1, which we refer to as the underlyings, on any of the monthly determination dates (beginning after six months) is greater than or equal to its respective initial level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 70% of its respective initial level, which we refer to as the respective downside threshold level, investors will receive a payment at maturity of $1,294.375 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying closes at or above the respective initial level on an monthly determination date (beginning after six months) or if each underlying closes at or above the downside threshold level on the final determination date. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of any underlying will result in a significant loss of your investment, even if one or both of the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	S&P 500® Index (the “SPX Index”), Russell 2000® Index (the “RTY Index”) and Invesco QQQ TrustSM, Series 1 (the “QQQ Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	September 7, 2018
Original issue date:	September 12, 2018 (3 business days after the pricing date)
Maturity date:	June 10, 2022
Early redemption:

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this initial six-month non-call period, if, on any monthly determination date, beginning on March 7, 2019, the closing level of each underlying is greater than or equal to its respective initial level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below its respective initial level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of 7.85% per annum) for each monthly determination date, as set forth under “Determination Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after six months, monthly. See “Determination Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-index business days, non-trading days and certain market disruption events.

Early redemption dates:	The fifth business day after the relevant determination date
Downside threshold level:

With respect to the SPX Index,       , which is 70% of its initial level

With respect to the RTY Index,       , which is 70% of the initial level

With respect to the QQQ Shares, $       , which is 70% of the initial level

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•     If the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,294.375

•     If the final level of any underlying is less than its respective downside threshold level:

$1,000 × underlying performance factor of the worst performing underlying

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $960.80 per security, or within $15.00 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$
(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell. See "Supplemental information regarding plan of distribution; conflicts of interest." For additional information, see "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 27.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017           Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Terms continued from previous page:
Initial level:

With respect to the SPX Index,       , which is the index closing value of such underlying on the pricing date

With respect to the RTY Index,       , which is the index closing value of such underlying on the pricing date

With respect to the QQQ Shares, $       , which is the closing price of such underlying on the pricing date

Final level:

With respect to each of the SPX Index and the RTY Index, the index closing value of such underlying on the final determination date

With respect to the QQQ Shares, the closing price of such underlying on the final determination date times the adjustment factor on such date

Adjustment factor:	With respect to the QQQ Shares, 1.0, subject to adjustment in the event of certain events affecting such underlying
Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Underlying performance factor:	With respect to each underlying, the final level divided by the initial level
CUSIP / ISIN:	61768DEG6 / US61768DEG60
Listing:	The securities will not be listed on any securities exchange.

Determination Dates and Early Redemption Payments

(Beginning After Six Months)

Determination Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	3/7/2019	$1,039.2500
2nd determination date:	4/8/2019	$1,045.7917
3rd determination date:	5/7/2019	$1,052.3333
4th determination date:	6/7/2019	$1,058.8750
5th determination date:	7/8/2019	$1,065.4167
6th determination date:	8/7/2019	$1,071.9583
7th determination date:	9/9/2019	$1,078.5000
8th determination date:	10/7/2019	$1,085.0417
9th determination date:	11/7/2019	$1,091.5833
10th determination date:	12/9/2019	$1,098.1250
11th determination date:	1/7/2020	$1,104.6667
12th determination date:	2/7/2020	$1,111.2083
13th determination date:	3/9/2020	$1,117.7500
14th determination date:	4/7/2020	$1,124.2917
15th determination date:	5/7/2020	$1,130.8333
16th determination date:	6/8/2020	$1,137.3750
17th determination date:	7/7/2020	$1,143.9167
18th determination date:	8/7/2020	$1,150.4583
19th determination date:	9/8/2020	$1,157.0000
20th determination date:	10/7/2020	$1,163.5417
21st determination date:	11/9/2020	$1,170.0833
22nd determination date:	12/7/2020	$1,176.6250
23rd determination date:	1/7/2021	$1,183.1667
24th determination date:	2/8/2021	$1,189.7083
25th determination date:	3/8/2021	$1,196.2500
26th determination date:	4/7/2021	$1,202.7917
27th determination date:	5/7/2021	$1,209.3333

September 2018	Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Determination Dates		Early Redemption Payments (per $1,000 Security)
28th determination date:	6/7/2021	$1,215.8750
29th determination date:	7/7/2021	$1,222.4167
30th determination date:	8/9/2021	$1,228.9583
31st determination date:	9/7/2021	$1,235.5000
32nd determination date:	10/7/2021	$1,242.0417
33rd determination date:	11/8/2021	$1,248.5833
34th determination date:	12/7/2021	$1,255.1250
35th determination date:	1/7/2022	$1,261.6667
36th determination date:	2/7/2022	$1,268.2083
37th determination date:	3/7/2022	$1,274.7500
38th determination date:	4/7/2022	$1,281.2917
39th determination date:	5/9/2022	$1,287.8333
Final determination date:	6/7/2022	See “Payment at maturity” above.

September 2018	Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due June 10, 2022, With 6-month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1 (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the S&P 500® Index, Russell 2000® Index and the Invesco QQQ TrustSM, Series 1, on any monthly determination date, beginning after six months, is greater than or equal to its respective initial level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 70% of its respective initial level, which we refer to as the respective downside threshold level, investors will receive a payment at maturity of $1,294.375 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any underlying.

Maturity:	Approximately 3.75 years
Automatic early redemption:	The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this initial six-month non-call period, if, on any monthly determination date, the closing level of each underlying is greater than or equal to its respective initial level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of 7.85% per annum) for each monthly determination date (beginning after six months), as follows:

•     1st determination date: $1,039.2500

•     2nd determination date: $1,045.7917

•     3rd determination date: $1,052.3333

•     4th determination date: $1,058.8750

•     5th determination date: $1,065.4167

•     6th determination date: $1,071.9583

•     7th determination date: $1,078.5000

•     8th determination date: $1,085.0417

•     9th determination date: $1,091.5833

•     10th determination date: $1,098.1250

•     11th determination date: $1,104.6667

•     12th determination date: $1,111.2083

•     13th determination date: $1,117.7500

•     14th determination date: $1,124.2917

•     15th determination date: $1,130.8333

•     16th determination date: $1,137.3750

•     17th determination date: $1,143.9167

•     18th determination date: $1,150.4583

•     19th determination date: $1,157.0000

•     20th determination date: $1,163.5417

•     21st determination date: $1,170.0833

•     22nd determination date: $1,176.6250

•     23rd determination date: $1,183.1667

•     24th determination date: $1,189.7083

•     25th determination date: $1,196.2500

September 2018	Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

•     26th determination date: $1,202.7917

•     27th determination date: $1,209.3333

•     28th determination date: $1,215.8750

•     29th determination date: $1,222.4167

•     30th determination date: $1,228.9583

•     31st determination date: $1,235.5000

•     32nd determination date: $1,242.0417

•     33rd determination date: $1,248.5833

•     34th determination date: $1,255.1250

•     35th determination date: $1,261.6667

•     36th determination date: $1,268.2083

•     37th determination date: $1,274.7500

•     38th determination date: $1,281.2917

•     39th determination date: $1,287.8333

•     40th determination date: $1,294.3750

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•     If the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,294.375

•     If the final level of any underlying is less than its respective downside threshold level:

$1,000 × underlying performance factor of the worst performing underlying

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $960.80, or within $15.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

September 2018	Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

September 2018	Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1, on any monthly determination date, beginning after six months, is greater than or equal to its respective initial level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity	Beginning after six months, when each underlying closes at or above its respective initial level on any monthly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any underlying.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity	This scenario assumes that at least one underlying closes below its respective initial level on each of the monthly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying closes at or above its respective downside threshold level. At maturity, investors will receive a cash payment equal to $1,294.375 per stated principal amount. Investors do not participate in any appreciation in any underlying.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that at least one underlying closes below its respective initial level on each of the monthly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

September 2018	Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on each of the monthly determination dates (beginning after six months), and the payment at maturity, if any, will be determined by reference to the closing level of each underlying on the final determination date. The actual initial levels and downside threshold levels will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 7.85% per annum) for each monthly determination date, as follows:

•     1st determination date: $1,039.2500

•     2nd determination date: $1,045.7917

•     3rd determination date: $1,052.3333

•     4th determination date: $1,058.8750

•     5th determination date: $1,065.4167

•     6th determination date: $1,071.9583

•     7th determination date: $1,078.5000

•     8th determination date: $1,085.0417

•     9th determination date: $1,091.5833

•     10th determination date: $1,098.1250

•     11th determination date: $1,104.6667

•     12th determination date: $1,111.2083

•     13th determination date: $1,117.7500

•     14th determination date: $1,124.2917

•     15th determination date: $1,130.8333

•     16th determination date: $1,137.3750

•     17th determination date: $1,143.9167

•     18th determination date: $1,150.4583

•     19th determination date: $1,157.0000

•     20th determination date: $1,163.5417

•     21st determination date: $1,170.0833

•     22nd determination date: $1,176.6250

•     23rd determination date: $1,183.1667

•     24th determination date: $1,189.7083

•     25th determination date: $1,196.2500

•     26th determination date: $1,202.7917

•     27th determination date: $1,209.3333

•     28th determination date: $1,215.8750

•     29th determination date: $1,222.4167

•     30th determination date: $1,228.9583

•     31st determination date: $1,235.5000

•     32nd determination date: $1,242.0417

•     33rd determination date: $1,248.5833

•     34th determination date: $1,255.1250

•     35th determination date: $1,261.6667

•     36th determination date: $1,268.2083

•     37th determination date: $1,274.7500

•     38th determination date: $1,281.2917

•     39th determination date: $1,287.8333

•     40th determination date: $1,294.3750

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity	If the securities have not previously been redeemed, you will receive at maturity a cash

September 2018	Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

payment per security as follows:

•     If the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,294.375

•     If the final level of any underlying is less than its respective downside threshold level:

$1,000 × underlying performance factor of the worst performing underlying.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the SPX Index: 2,800 With respect to the RTY Index: 1,700 With respect to the QQQ Shares: $180
Hypothetical Downside Threshold Level:

With respect to the SPX Index: 1,960, which is 70% of its hypothetical initial level

With respect to the RTY Index: 1,190, which is 70% of the hypothetical initial level

With respect to the QQQ Shares: $126, which is 70% of the hypothetical initial level

September 2018	Page 9

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due June 10, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	SPX Index Closing Level	RTY Index Closing Level	QQQ Shares Closing Level	Payment (per Security)
1st Determination Date	2,500 (below the initial level)	1,900 (at or above the initial level)	$200 (at or above the initial level)	--
2nd Determination Date	3,100 (at or above the initial level)	2,300 (at or above the initial level)	$220 (at or above the initial level)	$1,045.7917

In this example, on the first determination date, the closing levels of two of the underlyings are at or above their respective initial levels, but the closing level of the other underlying is below its respective initial level. Therefore, the securities are not redeemed. On the second determination date, the closing level of each underlying is at or above the respective initial level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,045.7917 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any underlying.

How to calculate the payment at maturity:

In the following examples, one or more of the underlyings close below the respective initial level(s) on each of the monthly determination dates, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	SPX Index Final Level	RTY Index Final Level	QQQ Shares Final Level	Payment at Maturity (per Security)
Example 1:	3,000 (at or above its downside threshold level)	2,400 (at or above its downside threshold level)	$150 (at or above its downside threshold level)	$1,294.375
Example 2:	3,500 (at or above its downside threshold level)	2,040 (at or above its downside threshold level)	$54 (below its downside threshold level)	$1,000 x ($54 / $180) = $300
Example 3:	560 (below its downside threshold level)	2,125 (at or above its downside threshold level)	$135 (at or above its downside threshold level)	$1,000 x (560 / 2,800) = $200
Example 4:	560 (below its downside threshold level)	850 (below its downside threshold level)	$46.25 (below its downside threshold level)	$1,000 x (560 / 2,800) = $200

In example 1, the final level of each underlying is at or above its respective downside threshold level. Therefore, investors receive $1,294.375 per security at maturity. Investors do not participate in any appreciation in any underlying.

In example 2, the final levels of two of the underlyings are at or above their respective downside threshold levels, but the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The SPX Index has increased 25% from its initial level to its final level, the RTY Index has increased 20% from the respective initial level to the respective final level and the QQQ Shares have declined 70% from the respective initial level to the respective final level. Therefore, investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the QQQ Shares, which represent the worst performing underlying in this example.

In example 3, the final levels of two of the underlyings are at or above their respective downside threshold levels, but the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The QQQ Shares have declined 25% from the respective initial level to the respective final level, the RTY Index has increased 25% from the respective initial level to the respective final level and the

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SPX Index has declined 80% from its initial level to its final level. Therefore, investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the SPX Index, which is the worst performing underlying in this example.

In example 4, the final level of each underlying is below its respective downside threshold level, and so investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. The SPX Index has declined 80% from its initial level to its final level, the RTY Index has declined 50% from the respective initial level to the respective final level and the QQQ Shares have declined 75% from the respective initial level to the respective final level. Therefore, the payment at maturity equals the stated principal amount times the underlying performance factor of the SPX Index, which is the worst performing underlying in this example.

If the securities are not redeemed prior to maturity and the final level of any underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

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Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of any underlying is less than its respective downside threshold level of 70% of its initial level, you will be exposed to the decline in the value of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying closes at or above its respective initial level on any monthly determination date (beginning after six months), or to the fixed upside payment at maturity if the securities have not been redeemed and the final level of each underlying is at or above its downside threshold level. In all cases, you will not participate in any appreciation of any underlying, which could be significant.

▪	You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by any of the other underlyings. To receive an early redemption payment, each underlying must close at or above its respective initial level on the applicable determination date. In addition, if the securities have not been redeemed and at least one underlying has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if one or more of the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

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▪	The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	The QQQ Shares are subject to risks associated with investments concentrated in the non-financial equities sector. All or substantially all of the equity securities held by the QQQ Shares are issued by companies whose primary business is directly associated with non-financial equities. The QQQ Shares may therefore be subject to increased price volatility, as they may be more susceptible to adverse economic, market, political or regulatory events affecting a particular industry or market sector.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective initial level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlyings,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the SPX Index, the RTY Index or the share underlying index or securities markets generally and which may affect the value of each underlying,

o	dividend rates on the securities underlying the SPX Index, the RTY Index or the share underlying index,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlyings and changes in the constituent stocks of SPX Index, the RTY Index or the share underlying index, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 70% of the stated principal amount. See “S&P 500® Index Overview,” “Russell 2000® Index Overview” and “Invesco QQQ TrustSM, Series 1, Overview” below.

▪	Not equivalent to investing in any underlying or the component stocks of the SPX Index, the RTY Index or the share underlying index. Investing in the securities is not equivalent to investing in any underlying or the component

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stocks of the SPX Index, the RTY Index or the share underlying index. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SPX Index, the RTY Index or the share underlying index.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3.75-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Adjustments to the SPX Index or the RTY Index could adversely affect the value of the securities. The publisher of the SPX Index or the RTY Index may add, delete or substitute the stocks constituting the relevant index or make other methodological changes that could change the value of the relevant index. The publisher of the SPX Index or the RTY Index may discontinue or suspend calculation or publication of the relevant index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Adjustments to the QQQ Shares or the share underlying index could adversely affect the value of the securities. The investment adviser to the QQQ Shares, Invesco Capital Management LLC (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the NASDAQ-100 Index® (the “share underlying index”). Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the QQQ Shares. Any of these actions could adversely affect the price of the QQQ Shares and, consequently, the value of the securities. Nasdaq, Inc. is responsible for calculating and maintaining the share underlying index. The publisher may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the level of the share underlying index. The publisher of the share underlying index may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the QQQ Shares and, consequently, the value of the securities.

▪	The performance and market price of the QQQ Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the QQQ Shares. The QQQ Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the QQQ Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the QQQ Shares and the share underlying index. In addition, corporate actions (such as

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mergers and spin-offs) with respect to the equity securities underlying the QQQ Shares may impact the variance between the performance of the QQQ Shares and the share underlying index. Finally, because the shares of the QQQ Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the QQQ Shares may differ from the net asset value per share of the QQQ Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the QQQ Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the QQQ Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the QQQ Shares, and their ability to create and redeem Shares of the QQQ Shares may be disrupted. Under these circumstances, the market price of shares of the QQQ Shares may vary substantially from the net asset value per share of the QQQ Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the QQQ Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the QQQ Shares. Any of these events could materially and adversely affect the price of the shares of each of the QQQ Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on any of the determination dates, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the QQQ Shares on the applicable determination date, even if the QQQ Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the QQQ Shares.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the QQQ Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the QQQ Shares. However, the calculation agent will not make an adjustment for every event that can affect the QQQ Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard

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way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to any underlying or the share underlying index), including taking positions in stocks constituting the SPX Index, the RTY Index or the QQQ Shares or taking positions in the QQQ Shares, futures and/or options contracts on the SPX Index, the RTY Index, the QQQ Shares, the share underlying index or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the downside threshold levels, the final levels, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to an adjustment factor and the selection of a successor index or calculation of the index closing value of the SPX Index or the RTY Index or the closing price of the QQQ Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying; Alternation of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Provisions – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for auto-callable securities, the withholding rules commonly referred

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to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on September 4, 2018:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 8/29/2018):	2,914.04
Current Index Value:	2,897.52	52 Week Low (on 9/5/2017):	2,457.85
52 Weeks Ago:	2,457.85

The following graph sets forth the daily index closing values of the SPX Index for the period from January 1, 2013 through September 4, 2018. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the SPX Index for each quarter in the same period. The index closing value of the SPX Index on September 4, 2018 was 2,897.52. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the SPX Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the SPX Index at any time, including on the determination dates.

SPX Index Daily Index Closing Values January 1, 2013 to September 4, 2018

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S&P 500® Index	High	Low	Period End
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter(through September 4, 2018)	2,914.04	2,713.22	2,897.52

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. See “S&P 500® Index” in the accompanying index supplement.

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Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on September 4, 2018:

Ticker Symbol:	RTY	52 Week High (on 8/31/2018):	1,740.753
Current Index Value:	1,728.422	52 Week Low (on 9/7/2017):	1,398.674
52 Weeks Ago:	1,399.655

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2013 through September 4, 2018. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the SPX Index for each quarter in the same period. The index closing value of the RTY Index on September 4, 2018 was 1,728.422. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the RTY Index at any time, including on the determination dates.

RTY Daily Index Closing Values January 1, 2013 to September 4, 2018

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Russell 2000® Index	High	Low	Period End
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter	1,078.41	989.47	1,073.79
Fourth Quarter	1,163.64	1,043.46	1,163.64
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.960	1,095.986	1,192.960
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter(through September 4, 2018)	1,740.753	1,653.132	1,728.422

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

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Invesco QQQ TrustSM, Series 1, Overview

The Invesco QQQ TrustSM, Series 1, is an exchange-traded fund managed by Invesco Capital Management LLC, which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the NASDAQ-100 Index®. Effective June 4, 2018, the name of the fund was changed from PowerShares QQQ TrustSM, Series 1, to its current name, and effective on or about June 4, 2018, the name of the sponsor of the Invesco QQQ TrustSM, Series 1, was changed to Invesco Capital Management LLC. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Invesco QQQ TrustSM pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-61001 and 811-08947, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Invesco QQQ TrustSM, Series 1, is accurate or complete.

Information as of market close on September 4, 2018:

Ticker Symbol:	QQQ UP	52 Week High (on 8/29/2018):	$186.74
Current Share Price:	$185.85	52 Week Low (on 9/25/2018):	$142.80
52 Weeks Ago:	$144.69

The following graph sets forth the daily closing prices of the QQQ Shares for the period from January 1, 2013 through September 4, 2018. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the QQQ Shares for each quarter in the same period. The closing price of the QQQ Shares on September 4, 2018 was $185.85. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the QQQ Shares should not be taken as an indication of future performance, and no assurance can be given as to the value of the QQQ Shares at any time, including on the determination dates.

QQQ Shares Daily Closing Prices January 1, 2013 to September 4, 2018

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Invesco QQQ TrustSM, Series 1 (CUSIP 46090E103)	High ($)	Low ($)	Period End ($)
2013
First Quarter	68.97	66.31	68.97
Second Quarter	74.30	67.14	71.21
Third Quarter	79.50	71.73	78.85
Fourth Quarter	87.96	76.96	87.96
2014
First Quarter	91.06	84.29	87.68
Second Quarter	93.91	84.11	93.91
Third Quarter	100.28	94.22	98.79
Fourth Quarter	106.01	91.79	103.25
2015
First Quarter	109.38	99.65	105.60
Second Quarter	110.96	105.05	107.07
Third Quarter	113.98	98.09	101.76
Fourth Quarter	115.16	102.22	111.86
2016
First Quarter	109.50	96.32	109.20
Second Quarter	111.23	102.22	107.54
Third Quarter	119.09	107.42	118.72
Fourth Quarter	120.82	113.65	118.48
2017
First Quarter	132.47	119.54	132.38
Second Quarter	143.57	130.40	137.64
Third Quarter	146.42	136.19	145.45
Fourth Quarter	158.64	145.58	155.76
2018
First Quarter	174.08	153.45	160.13
Second Quarter	177.60	155.51	171.65
Third Quarter(through September 4, 2018)	186.74	170.80	185.85

This document relates only to the securities offered hereby and does not relate to the QQQ Shares. We have derived all disclosures contained in this document regarding the Invesco QQQ TrustSM, Series 1, from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Invesco QQQ TrustSM, Series 1. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Invesco QQQ TrustSM, Series 1, is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the QQQ Shares (and therefore the price of the QQQ Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Invesco QQQ TrustSM, Series 1, could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the QQQ Shares.

We and/or our affiliates may presently or from time to time engage in business with the Invesco QQQ TrustSM, Series 1. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Invesco QQQ TrustSM, Series 1, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the QQQ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Invesco QQQ TrustSM, Series 1, as in your judgment is appropriate to make an informed decision with respect to an investment linked to the QQQ Shares.

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The securities are not sponsored, endorsed, sold, or promoted by the Invesco QQQ TrustSM, Series 1. The Invesco QQQ TrustSM, Series 1, makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Invesco QQQ TrustSM, Series 1, has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

NASDAQ-100 Index®. The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index value. The NASDAQ-100 Index® is described in “NASDAQ-100 Index®” in the accompanying index supplement.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Index publisher:	With respect to the SPX Index, S&P Dow Jones Indices LLC With respect to the RTY Index, FTSE Russell
Share underlying index:	The NASDAQ-100 Index®
Share underlying index publisher:	Nasdaq, Inc. or any successor thereof
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Day count convention:	30/360
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

▪  A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will

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not apply to securities issued before January 1, 2019 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the QQQ Shares, in stocks constituting the SPX Index, the RTY Index or the QQQ Shares, in futures and/or options contracts on the SPX Index, the RTY Index, the QQQ Shares, the share underlying index or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying, and, as a result, increase (i) the level at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings) and (ii) the downside threshold level for such underlying, which is the level at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the determination dates, by purchasing and selling the QQQ Shares, the stocks constituting the SPX Index, the RTY Index or the share underlying index, future or options contracts on the SPX Index, the RTY Index, the QQQ Shares, the share underlying index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the

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accompanying product supplement.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the

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securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

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MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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